Exhibit 99(a)

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Annual Report of Commonwealth Telephone Enterprises, Inc. (the “Company’) on Form 10-K, as amended, for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Michael J. Mahoney, President and Chief Executive Officer of the Company, and Donald P. Cawley, Senior Vice President and Chief Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of our knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Michael J. Mahoney
Michael J. Mahoney President and Chief Executive Officer Commonwealth Telephone Enterprises, Inc. (Principal Executive Officer)
By:	/s/ Donald P. Cawley
Donald P. Cawley Senior Vice President and Chief Accounting Officer Commonwealth Telephone Enterprises, Inc. (Principal Financial Officer and Principal Accounting Officer)